Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment Nos. 40 & 43 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Core Income Multi-Manager Fund, Strategic Advisers Emerging Markets Fund of Funds, and Strategic Advisers International Multi-Manager Fund of our reports dated April 22, 2013; Strategic Advisers Small-Mid Cap Multi-Manager Fund of our report dated April 23, 2013; and Strategic Advisers Income Opportunities Fund of Funds of our report dated April 25, 2013 on the financial statements and financial highlights included in the February 28, 2013 Annual Reports to Shareholders of the above referenced fund(s), which is also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment Nos. 40 & 43 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Value Multi-Manager Fund, Strategic Advisers Core Multi-Manager Fund, and Strategic Advisers Growth Multi-Manager Fund of our reports dated July 18, 2013 on the financial statements and financial highlights included in the May 31, 2013 Annual Reports to Shareholders of the above referenced fund(s), which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 30, 2013